Exhibit 10.2

THIRD AMENDED AND RESTATED SURETY AGREEMENT

THIS AMENDED AND RESTATED SURETY AGREEMENT (“Surety Agreement”) is made effective as of December 18th, 2024 by AMBRELL CORPORATION, a Delaware corporation, INTEST SILICON VALLEY CORPORATION, a Delaware corporation, INTEST EMS, LLC, a Delaware limited liability company, TEMPTRONIC CORPORATION, a Delaware corporation, VIDEOLOGY IMAGING CORPORATION, a Delaware corporation ACCULOGIC LTD., a Delaware corporation, ACCULOGIC INC., an Ontario corporation (individually and collectively, jointly and severally, the “Existing Guarantors”) and INTEST ITALY, INC., a Delaware corporation (“Italy” and “New Guarantor” and together with Existing Guarantors, individually and collectively, jointly and severally, the “Guarantor” or “Guarantors”) in favor of M&T BANK (together with its successors and assigns, “Bank”).

BACKGROUND

A.         INTEST CORPORATION, a Delaware corporation (the “Borrower”), Existing Guarantors and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated of October 15, 2021 as amended by that certain Joinder and Amendment to Amended and Restated Loan and Security Agreement dated October 28, 2021, as amended by that certain Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2021, as amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of September 20, 2022, and as amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated May 2, 2024 (as amended and as it may be further amended, supplemented or restated from time to time, the “Loan Agreement”) and Existing Guarantors previously executed and delivered that certain Amended and Restated Surety Agreement dated as of October 28, 2021 in favor of Bank, as amended by that certain Second Amended and Restated Surety Agreement dated as of December 30, 2021 in favor of Bank (“Existing Surety Agreement”).

B.         Bank is willing to continue to extend the Loans to Borrower under the Loan Agreement, only if Guarantor agrees to continue to guarantee and remain surety for the full, prompt, complete and faithful payment and performance of all Obligations of Borrower subject to the terms and conditions of this Surety Agreement, and to execute and deliver this Surety Agreement.

C.         Guarantor will benefit directly and indirectly from the extension or continuation of such credit facilities to Borrower.

D.         Capitalized terms not otherwise defined in this Surety Agreement will have the meanings set forth in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound hereby, Guarantor irrevocably and unconditionally agrees as follows:

1.    Unlimited Continuing Guaranty and Suretyship Obligation. Guarantor guarantees to Bank and becomes a surety to Bank, for the Obligations. The liability of Guarantor hereunder is unlimited. THIS SURETY AGREEMENT IS A CONTINUING GUARANTY AND SURETYSHIP AGREEMENT AND SHALL CONTINUE IN FORCE UNTIL ALL OBLIGATIONS HAVE BEEN PAID OR SATISFIED IN FULL AS DETERMINED BY BANK AND BANK HAS NO FURTHER OBLIGATION OR COMMITMENT TO ADVANCE SUMS OR EXTEND ANY CREDIT FACILITY TO BORROWER. GUARANTOR EXPRESSLY AGREES THAT BORROWER MAY CREATE OR INCUR OBLIGATIONS AND MAY REPAY AND SUBSEQUENTLY CREATE OR INCUR OBLIGATIONS, ALL WITHOUT NOTICE TO GUARANTOR, AND GUARANTOR SHALL BE BOUND THEREBY. ALL ADVANCES TO AND BORROWINGS OF BORROWER FROM BANK SHALL CONSTITUTE ONE SINGLE OBLIGATION GUARANTEED BY GUARANTOR PURSUANT TO THE TERMS HEREOF.

2.    Costs and Expenses. Guarantor shall pay upon demand all costs and expenses incurred by Bank in connection with Bank interpreting, enforcing, protecting and/or preserving its rights or remedies hereunder and any amount thereof not paid promptly following demand therefor shall be added to the sum payable hereunder and shall bear interest at the Default Rate from the date of such demand until paid in full. If Bank employs counsel to enforce this Surety Agreement by suit or otherwise, Guarantor will reimburse Bank upon demand for all costs of suit and other expenses in connection therewith, whether or not suit is actually instituted, together with Bank’s reasonable attorney’s fees together with interest on any judgment obtained by Bank at such Default Rate, including interest at such Default Rate from and after the date of execution, judicial or foreclosure sale until actual payment is made to Bank of the full amount due Bank hereunder.

3.    Scope and Duration of Liability.

3.1    Primary Liability. The obligations of Guarantor hereunder are primary, absolute, independent, irrevocable and unconditional. Guarantor’s obligation to pay any of the Obligations is a guaranty of payment, not of collection. This agreement is an agreement of suretyship as well as of guaranty and without being required to proceed first against Borrower or any other person or entity, or against any other security for the Obligations, Bank may proceed directly against Guarantor upon the occurrence of an Event of Default.

3.2    Duration. This Surety Agreement shall remain in full force and effect until all of the Obligations are fully, finally and irrevocably paid, complied with and performed and until all sums received by Bank thereunder are no longer subject to rescission or repayment upon Bankruptcy, insolvency or reorganization of Borrower or Guarantor. If at any time a payment or payments by Borrower or Guarantor on any of the Obligations, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made.

3.3    Remedies. Upon the occurrence of an Event of Default, Guarantor shall immediately pay, comply with and perform such of the Obligations as Bank shall direct, irrespective of whether the Obligations directed by Bank to be paid, complied with and performed by Guarantor are those which gave rise to the Event of Default.

4.    Unconditional Enforceability.

4.1    Enforceability. The obligations of Guarantor under this Surety Agreement shall be unconditional and irrevocable, irrespective of:

(A)    the genuineness, validity or enforceability of any of the Loan Documents;

(B)    any limitation of liability of Borrower or any other person or entity contained in the Loan Documents;

(C)    the existence of any security given to secure the Loan Documents;

(D)    any change in Borrower’s financial condition, operations, loan status or collateral position, or the impossibility or illegality of performance on the part of Borrower obligations under the Loan Documents;

(E)    any defense that may arise by reason of the incapacity or lack of authority of Borrower, any other guarantor or other person or entity or the failure of Bank to file or enforce a claim against the estate of Borrower in any bankruptcy or other proceedings; or

(F)    any other circumstances, occurrences or conditions, whether similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor or surety.

4.2    Acceleration. If Borrower or any other person or entity defaults under the Loan Documents and Bank is prevented from accelerating payment thereunder, either by operation of any bankruptcy laws or otherwise, Bank shall be entitled to receive from Guarantor, upon demand by Bank, the sums which would have otherwise been due and payable had such acceleration occurred.

5.    Consideration. Guarantor acknowledges and agrees (a) that it has received good and valuable consideration for guaranteeing the obligations of Borrower under this Surety Agreement, and (b) based upon Guarantor’s financial condition, Borrowers’ financial consideration and the reasonable likelihood that Borrower might default under its obligations to Bank and Guarantor would be compelled to perform under this Surety Agreement, Guarantor is not rendered insolvent by the execution of this Surety Agreement. Guarantor represents and warrants to Bank that, based upon Guarantor’s knowledge of and familiarity with, the financial condition and business operations of Borrower, Borrower’s business and operations are financially viable and Borrowers should be able to pay their debts and obligations as and when due in the ordinary course of business.

6.    Release/Modification/Information. Bank may at any time and from time to time, with or without consideration, release or discharge Guarantor, Borrower or any one or more other guarantors of or sureties for any or all of the Obligations, agree to the substitution, exchange or release of all or any part of the collateral securing the Obligations, obtain or receive any additional collateral or suretyship obligations securing the Loan Documents, and/or modify, amend, increase, extend, renew or supplement any of the Obligations or the Loan Documents, all without notice to or further consent from Guarantor. Except as may be expressly agreed to by Bank in writing, none of the foregoing actions shall in any way affect or diminish the liability of Guarantor under this Surety Agreement. Bank has no obligation or commitment of any kind to inform or advise Guarantor of any information, occurrences or events regarding Borrower or its financial condition, operations, loan status or collateral position, including, without limitation, any material adverse change in such financial condition, operations, loan status or collateral position. Guarantor acknowledges that it shall be solely responsible for keeping itself informed as to any of the foregoing matters.

7.    Subrogation. Guarantor hereby agrees that:

7.1    Subordination. Any and all rights of subrogation that Guarantor may have against Borrower or against any collateral or security for any of the Obligations, and any and all rights of contribution, indemnity and/or substitution that Guarantor may have against Borrower or any other guarantor or surety, shall be junior and subordinate to the Obligations, to any rights that Bank may have against Borrower, to all right, title and interest that Bank may have in any such collateral or security for the Obligations, and to any right Bank may have against such other guarantor or surety. Bank may use, sell or dispose of any item of collateral or security for the Obligations as it sees fit without regard to any subrogation rights Guarantor may have, and upon any such disposition or sale of such collateral or security any rights of subrogation that Guarantor may have with respect to such collateral or security shall terminate.

7.2    Limitations. Until the Obligations shall have been indefeasibly paid in full, Guarantor shall not take, or permit to be taken, any action to exercise (a) any right of subrogation arising in respect of the Obligations, (b) any right of contribution arising in respect of the Obligations that Guarantor may have against any other guarantor or surety of the Obligations, (c) any right to enforce any remedy which Bank now has or may hereafter have against Borrower, or (d) any benefit of, and any right to participate in, any security now or hereafter held by Bank. If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for Bank and shall forthwith be paid over to Bank to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

8.    Representations. Guarantor represents and warrants to Bank that:

8.1    Valid Organization, Good Standing and Qualification. Guarantor is a corporation duly incorporated or a limited liability company duly formed, as applicable, validly existing and in good standing under the laws of the applicable state described on Schedule 8.1, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation or limited liability company in good standing under the laws of each other jurisdiction described on Schedule 8.1 and in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

8.2    Due Authorization; No Legal Restrictions. The execution and delivery by Guarantor of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate or company action of Guarantor, as applicable, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or Guarantor’s Articles of Incorporation, By-Laws, Articles of Formation, Operating Agreement or any indenture, mortgage, loan or credit agreement or instrument to which Guarantor is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

8.3    Enforceability. This Surety Agreement has been duly executed by Guarantor and delivered to Bank and constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms.

8.4    No Default Under Other Obligations, Orders or Governmental Regulations. Guarantor is not in violation of its Articles of Incorporation or Operating Agreement, or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any indebtedness or obligation or pursuant to which any such indebtedness or obligations are issued and Guarantor is not in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

8.5    Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Guarantor is required in connection with the execution, delivery or performance by Guarantor of the Surety Agreement or the consummation of the transactions contemplated hereby.

8.6    Review of Loan Documents. Guarantor’s authorized officers have either examined the Loan Documents or have had an opportunity to examine the Loan Documents and Guarantor has waived the right to examine them.

8.7    Benefit. Guarantor has a direct financial interest in Borrower and will benefit directly and indirectly from the execution of the Loan Documents.

8.8    Independent Review. Guarantor has executed this Surety Agreement after conducting its own independent review and analysis of the financial condition and operations of Borrower, and Guarantor has not relied upon any representation, statement or information of or from Bank in connection with the same.

9.    Notices. All notices, requests and other communication made or given in connection with this Surety Agreement shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual, division or department to whose attention notices to a party are to be addressed, or by private carrier, or by registered or certified mail, return receipt requested, in all cases with postage prepaid, addressed as follows until some other address (or individual, division or department for attention) shall be designated by notice given in accordance with this paragraph:

To Guarantor:	c/o INTEST Corporation 804 East Gate Drive, Suite 200 Mount Laurel, NJ 08054 Attention: Duncan Gilmour, Treasurer and CFO Telephone: E-Mail:
To Bank:	M&T Bank 210 Lake Drive East Suite 102 Woodlands Falls Corporate Park Cherry Hill, NJ 08002 Attention: Steven A. Vilardi, Vice President

10.    Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Guarantor now or at any time in Bank’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for the Obligations. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower or Guarantor against any or all of the Obligations and Borrower’s and Guarantor’s obligations under the Loan Documents.

If any bank account of Guarantor with Bank are attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Guarantor’s obligations to Bank.

11.    Cumulative Remedies. The rights, remedies, powers and privileges provided to Bank herein or in any of the Loan Documents shall not be deemed exclusive, but shall be cumulative and shall be in addition to any other rights, remedies, powers and privileges of Bank at law or in equity.

12.    Waivers. Guarantor hereby fully, finally, unconditionally and irrevocably waives the following:

 12.1    Notices. Notice of acceptance of this Surety Agreement by Bank and any notice of the incurring by Borrower of any Obligations; presentment for payment, notice of nonpayment or demand, demand, protest, notice of protest and notice of dishonor or default to any party including Borrower and Guarantor; notice of any change in Borrower’s financial condition, operations, loan status or collateral position; notice of any of the actions described in Section 6 hereof; and all other notices to which Guarantor may be entitled but which may legally be waived.

 12.2    Demand. Demand for payment as a condition of liability under this Surety Agreement.

12.3    Disability. Any disability of Borrower or defense available to Borrower, including absence or cessation of Borrower’s liability for any reason whatsoever.

12.4    Defenses. Any defense or circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety, including, without limitation, any obligation of Bank to proceed against Borrower prior to exercising any rights hereunder.

 12.5    Possession/Marshalling. Any demand for possession of any collateral and any and all rights to subrogation or realization on any of Borrower’s property, including any right to require or participate in the marshalling of Borrower’s assets.

 12.6    Termination. Any and all right to terminate Guarantor’s obligations hereunder by delivery of written notice to Bank or otherwise.

 12.7    Limitations on Actions. All benefits under any present or future laws exempting any property, real or personal (with the exception of Guarantor’s officer’s primary residence), or any part of any proceeds thereof, from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceedings, or otherwise providing for any valuation, appraisal or exemption.

 12.8    Inquisition. All rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank.

 12.9    Bond. Any requirement for bonds, security or sureties required by statute, court rule or otherwise.

 12.10    Expenses. All rights to claim or recover attorney’s fees and costs in the event that Guarantor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

 12.11    Subrogation. ANY AND ALL RIGHTS GUARANTOR MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST BORROWER OR ANY OTHER GUARANTOR ON ACCOUNT OF PAYMENTS MADE OR OBLIGATIONS PERFORMED UNDER THIS SURETY AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY.

 12.12    Imperfections. Any and all errors, defects and imperfections in any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to any of the Loan Documents or the transactions contemplated therein.

13.    Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by Bank shall preclude further or other exercise thereof. No course of dealing between Bank, Borrower or Guarantor shall operate as or be deemed to constitute a waiver of Bank’s rights under the Loan Documents or affect the duties or obligations of Borrower or Guarantor.

14.    Binding Effect. This Surety Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

15.    Prior Guaranties. Nothing contained in this Surety Agreement is intended to release, supersede, modify or otherwise affect any other guaranty or suretyship agreement from Guarantor to Bank.

16.    Construction. For purposes of this Surety Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine as the context may require.

17.    Severability. The provisions of this Surety Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

18.    Governing Law. This Surety Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth without regard to any rules or principles regarding conflict of laws or any rule or canon of construction which interprets agreements against the draftsman.

19.    Joint and Several Liability. All obligations of Guarantor hereunder are joint and several with those of all other guarantors of or surety for all or any part of the Obligations. All agreements, conditions, covenants and provisions hereof shall be the joint and several obligation of Guarantor.

20.    Counterparts. This Surety Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Surety Agreement by signing any such counterpart.

21.    Submission to Jurisdiction. Guarantor hereby consents to the jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to Bank’s election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Guarantor waives any objection which Guarantor may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon Guarantor, and consents that all such service of process be made by mail or messenger directed to Guarantor at the address set forth in Section 9. Nothing contained in this Section 21 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Guarantor or Guarantor’s property in the courts of any other jurisdiction.

22.    Limitation on Damages. Guarantor and Bank agree that, in any action, suit or proceeding, in respect of or arising out of this Surety Agreement, the Loan Documents or the transactions contemplated hereunder, each mutually waives to the fullest extent permitted by law, any claim for consequential, punitive or special damages.

23.    JURY TRIAL WAIVER. GUARANTOR AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER, GUARANTOR OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. GUARANTOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN DOCUMENTS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENTS AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

24.    No Novation. This Surety Agreement shall amend and restate, but not satisfy, the obligations of Existing Guarantors under the Existing Surety Agreement. Nothing contained herein shall be deemed to constitute a novation or satisfaction of the Existing Surety Agreement, but the terms and conditions of this Surety Agreement shall amend, restate, and supersede the terms and conditions of the Existing Surety Agreement.

25.    Joinder of New Guarantor. New Guarantor hereby agrees that (a) effective as of the date hereof, it is hereby and shall be deemed to be a Guarantor under the Surety Agreement, and (b) from the date hereof until payment in full of the Obligations and termination of the Loan Agreement, New Guarantor has assumed the obligations of a Guarantor under, and New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally with each of the Existing Guarantors, each of the terms, provisions, conditions and waivers of the Surety Agreement to the same extent as it were an original signatory thereto.

New Guarantor joins in, makes, affirms, and ratifies in favor of Bank, the Surety Agreement given by the Existing Guarantors to Bank. Without limiting the foregoing, New Guarantor hereby pledges, collaterally assigns and grants a lien on and security interest in its right, title and interest in and to its Collateral to Lender to secure the payment and performance of the Obligations. New Guarantor hereby authorizes Bank to file such UCC financing statements or amendments or other similar filings as Bank shall determine to be necessary or desirable in connection with the foregoing. New Guarantor also agrees to execute and deliver (or cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by Bank to effect the provisions of this Section 25.

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IN WITNESS WHEREOF, the undersigned have caused this Surety Agreement to be executed the day and year first above written.

GUARANTOR:

AMBRELL CORPORATION,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

INTEST SILICON VALLEY CORPORATION,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

INTEST EMS, LLC,

a Delaware limited liability company

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

TEMPTRONIC CORPORATION,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

VIDEOLOGY IMAGING CORPORATION,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

ACCULOGIC LTD.,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

ACCULOGIC INC.,

an Ontario corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

INTEST ITALY, INC.,

a Delaware corporation

By:      /s/ Duncan Gilmour

Name: Duncan Gilmour

Title: Vice President, Treasurer and Secretary

Bank hereby joins in this Surety Agreement for the sole purpose of ratifying and confirming its consent to the provisions contained in Section 23 above.

BANK: M&T BANK By: /s/ Steven A. Vilardi_______________ Steven A. Vilardi, Senior Vice President